Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT  TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Rainmaker Worldwide Inc., a Nevada corporation (hereinafter called the "Borrower" or the "Company"), hereby promises to pay to the order of Sphere 3D Corp., an Ontario corporation or its registered assigns (the "Holder"), in the form of lawful money of the United States of America, the principal sum of $3,105,896.72 (the "Principal Amount") and to pay interest on the unpaid Principal Amount hereof at the rate of ten percent (10%) (the "Interest Rate") per annum from the date hereof (the "Issue Date") until such amount becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date for this Note shall be September [__], 2023 (the "Maturity Date"), being the three (3) year anniversary date of the funding advance of $1,850,000, and is the date upon which the Principal Amount, as well as any accrued and unpaid interest shall be due and payable.

The Principal Amount of $3,105,896.72 shall be comprised of: (a) an advance of $1,850,000 to be provided by the Holder contemporaneous with the execution and delivery of this Note, (b) the principal and any interest owing under existing promissory notes issued by the Borrower to Gora Consulting Group and Southvale Global Acquisitions on April 2, 2020 in the aggregate amount of $1,105,896.72, which indebtedness was assigned to the Holder on May 4, 2020 (the "Assigned Notes"), and (c) a promissory note in the principal amount of $150,000 issued to the Holder on August 4, 2020 (the "Original Note"). The Holder acknowledges and agrees that the Assigned Notes and the Original Note are included in the Principal Amount of this Note and that the Assigned Notes and the Original Note are hereby deemed to be cancelled.

This Note may be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

Interest shall commence accruing on the date that the Note is fully funded and shall be computed on the basis of a 365-day year and the actual number of days elapsed. Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) fifteen percent (15%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid ("Default Interest").

All payments due hereunder (to the extent not converted into shares of common stock, $0.0001 par value per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. As used herein, the term "Trading Day" means any day that shares of Common Stock are listed for trading or quotation on the OTC Markets, any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE American.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right, at any time from the Issue Date, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be mutually waived by the Holder and the Company upon, at the election of the Holder and the agreement of the Company not less than 61 days' prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit B (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e- mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 4:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

1.2 Calculation of Conversion Price.  The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder shall be equal to 85% multiplied by the average of the five (5) closing prices of the Common Stock  immediately preceding the Trading Day that the Company receives a Notice of Conversion (the "Conversion Price").  Notwithstanding anything contained herein to the contrary, the Conversion Price shall not be less than $0.15 per share (the "Floor Price"), provided, however, that the Floor Price shall no longer apply if (i) an Event of Default (as defined in this Note) occurs under the Note and has not been cured at the time of conversion or (ii) any tranche funded under this Note is not repaid in full prior to the Maturity Date of the respective tranche.

1.3 Authorized and Reserved Shares. The Borrower covenants that at all times until the Note is satisfied in full, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the sum of (i) the number of Conversion Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) as of any issue date (taking into consideration any adjustments to the Conversion Price pursuant to Section 2 hereof or otherwise) multiplied by (ii) one (the "Reserved Amount"). In the event that the Borrower shall be unable to reserve the entirety of the Reserved Amount (the "Reserve Amount Failure"), the Borrower shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the "Authorized Share Increase"), including without limitation, all board of directors actions and approvals and promptly (but no less than 60 days following the calling and holding a special meeting of its shareholders no more than 60 days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions. The Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Conversion Shares into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under this Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. This Note may be converted by the Holder in whole or in part, on any Trading Day, at any time on or after the Issue Date, by submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 4:00 p.m., New York, New York time). Any Notice of Conversion submitted after 4:00 p.m., New York, New York time, shall be deemed to have been delivered and received on the next Trading Day.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(f) hereof) within two (2) Trading Days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid Principal Amount and interest (including any Default Interest) under this Note, surrender of this Note). If the Holder presents proper documentation for a 144 opinion to be issued and the Company shall fail for any reason, except for the failure to present proper 144 documentation, or for no reason to issue to the Holder on or prior to the Deadline a certificate for the number of Conversion Shares or to which the Holder is entitled hereunder and register such Conversion Shares on the Company's share register or to credit the Holder's balance account with DTC (as defined below) for such number of Conversion Shares to which the Holder is entitled upon the Holder's conversion of this Note (a "Conversion Failure"), then, in addition to all other remedies available to the Holder, (i) the Company shall pay in cash to the Holder on each day after the Deadline and during such Conversion Failure an amount equal to 1.0% of the product of (A) the sum of the number of Conversion Shares not issued to the Holder on or prior to the Deadline and to which the Holder is entitled and (B) the closing sale price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Conversion Shares to the Holder without violating this Section 1.4(d); and (ii) the Holder, upon written notice to the Company, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Notice of Conversion; provided that the voiding of an Notice of Conversion shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In addition to the foregoing, if on or prior to the Deadline the Company shall fail to issue and deliver a certificate to the Holder and register such Conversion Shares on the Company's share register or credit the Holder's balance account with DTC for the number of Conversion Shares to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within two (2) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable and customary out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Conversion Shares) or credit such Holder's balance account with DTC for such Conversion Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Conversion Shares or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing sales price of the Common Stock on the date of exercise. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing the Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of this Note as required pursuant to the terms hereof.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the outstanding Principal Amount and the amount of accrued and unpaid interest (including any Default Interest) under this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(f) hereof) shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f) Delivery of Conversion Shares by Electronic Transfer.  In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion hereof, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion hereof to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

1.5 Concerning the Shares. The Conversion Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be satisfactory to the Company and its counsel to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in Regulation D of the 1933 Act).  Subject to the removal provisions set forth below, until such time as the Conversion Shares have been registered under the 1933 Act, each certificate for the Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue to the Holder a certificate for the applicable Conversion Shares without such legend upon which it is stamped or (as requested by the Holder) issue the applicable Conversion Shares by electronic delivery by crediting the account of such holder's broker with DTC, if, unless otherwise required by applicable state securities laws: (a) such Conversion Shares are registered for sale under an effective registration statement filed under the 1933 Act, or (b) the Company or the Holder provides the Legal Counsel Opinion  to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default, or (ii) be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization. The effects of this Section shall not be triggered by a merger between the Company and the Holder or a wholly-owned subsidiary of the Holder.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and  upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect  to the rights and interests of the Holder of this Note such that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effectuate any transaction described in  this Section 1.6(b) unless (a) it first gives, to the extent practicable, at least thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation,  exchange of  shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges. The effects of this Section shall not be triggered by a merger between the Company and the Holder or a wholly-owned subsidiary of the Holder.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Purchase Rights. If, at any time when all or any portion of this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to all record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii)  the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the Conversion Shares covered thereby (other than the Conversion Shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Borrower's failure to convert this Note.

1.8 Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time prior to the Maturity Date, the Borrower shall have the right to prepay the outstanding Principal Amount and interest (including any Default Interest) then due under this Note, in whole or in part, in accordance with this Section.

ARTICLE II.  COVENANTS

2.1 Other Indebtedness. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower's obligations hereunder or increase the existing security interests which are identified on Exhibit A hereto (the "Existing Security"). As used in this Section 2.1, the term "Borrower" means the Borrower and any subsidiary of the Borrower. As used herein, the term "Indebtedness" means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date  or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

2.2 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors an except to the holders of the Company's currently outstanding preferred stock.

2.3 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's prior written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of Borrower.

2.4 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5 Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business, or (c) in regard to transactions with unaffiliated third parties, not in excess of $50,000. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, repay any affiliate (as defined in Rule 144) of the Borrower in connection with any indebtedness or accrued amounts owed to any such party.

2.6 Preservation of Business and Existence, etc. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, change the nature of its business or sell, divest, or change the structure of any material assets other than in the ordinary course of business. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its subsidiaries (other than dormant subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. So long as the Borrower shall have any obligation under this Note, the Borrower shall use its reasonable best efforts to remain a registrant not in default of the requirements of the applicable securities laws in the United States and to ensure that the Borrower shall make all requisite filings under applicable securities legislation necessary to remain a registrant not in default.  Furthermore, so long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with, any other person or entity with respect to any variable rate transaction or investment.

2.7 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action or any kind, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.8 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note.

2.9 Financial Information.  So long as the Borrower shall have any obligation under this Note, the Borrower will furnish to the Holder (a) a copy of all financial statements, whether annual or quarterly, of the Borrower and the report if any, of the Borrower's auditors thereon at the same time as they are furnished to the shareholders after the date hereof and prior to the Maturity Date, and (b) such other financial information as is reasonably requested by Holder.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Holder for the benefit of the Holder as of the date hereof :

3.1 Financial Information.  So long as the Borrower shall have any obligation under this Note, the Borrower will furnish to the Holder (a) a copy of all financial statements, whether annual or quarterly, of the Borrower.

3.2 Existence and Qualification. The Borrower and each of its subsidiaries: (a) has been duly formed, incorporated, amalgamated, merged, created or continued, as the case may be, and is validly subsisting and in good standing as a corporation under the laws of its jurisdiction of formation, amalgamation, merger or continuance, as the case may be, and (b) has all material licenses and, except as could not reasonably be expected to have a material adverse effect, is duly qualified to carry on its business in each jurisdiction in which the nature of its business requires qualification.

3.3 Power and Authority.  The Borrower has the corporate power and authority to enter into, and to exercise its rights and perform its obligations under, the Note.  The Borrower and each of its subsidiaries has the corporate power and authority to own its property and carry on its business as currently conducted and as currently proposed to be conducted by it.

3.4 Execution, Delivery, Performance and Enforceability of Documents.  The execution, delivery and performance of the Note has been duly authorized by all corporate actions required, and this Note has been duly executed and delivered.  The Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

3.5 Compliance with Applicable Laws, Organizational Documents and Contractual Obligations. None of the execution or delivery of, the consummation of the transactions contemplated in, or compliance with the terms, conditions and provisions of the Note or related documents by the Borrower, conflicts with or results in any breach of, or constitutes a default under or contravention of, any organizational documents of the Borrower, any applicable law, or any material contract or material license, except for any conflict, breach, default or contravention which could not reasonably be expected to have a material adverse effect, or results or will result in the creation or imposition of any lien upon any of its property except for the Existing Security.

3.6 Consent Respecting Debenture Documents. The Borrower has obtained, made or taken all consents, approvals, authorizations, declarations, registrations, filings, notices and other actions whatsoever required by any governmental authority (except for registrations or filings which may be required in respect of the Collateral Documents) to enable it to execute and deliver the Note.

3.7 Taxes.  Except as disclosed in a schedule in  the Agreement and Plan of Merger between the Borrower and the Holder dated July 14, 2020 (the "Merger Agreement") which disclosure schedules are hereby incorporated into this Section 3 in their entirety where applicable, the Borrower and each of its subsidiaries has paid or made adequate provision for the payment of all taxes which are due and payable by it, including interest and penalties, or has accrued such amounts in its financial statements for the payment of such taxes except for charges, fees or dues which are not material in amount, not delinquent or if delinquent are being contested in good faith, and in respect of which non-payment would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect.

3.8 Absence of Litigation.  Except as disclosed in a schedule to the Merger Agreement, there are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Borrower or any of its subsidiaries which could reasonably be expected to have a material adverse effect.

3.9 Title to Assets.  The Borrower and each of its subsidiaries has good title to, or the right to use, its assets, free and clear of all liens except for the Existing Security.

3.10 Insurance.  The Borrower and each of its subsidiaries that operate a business, has maintained and maintains insurance which is in full force and effect and complies with all of the requirements of this Note.

3.11 Compliance with Laws. Neither the Borrower nor any of its subsidiaries is in default under any applicable law, except where default thereunder, individually or in the aggregate, could not reasonably be expected to have a material adverse effect.

3.12 No Default or Event of Default.  No default or Event of Default has occurred which is continuing.

3.13 Financial Statements.  All of the quarterly and annual financial statements which have been issued by the Borrower prior to the date hereof are complete in all material respects and such financial statements fairly present the results of operations and financial position of the Borrower and its subsidiaries as of the dates referred to therein and have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP").  The Borrower and its subsidiaries did not have any liabilities (contingent or other) or other obligations of the type required to be disclosed in accordance with GAAP which are not reflected in the financial statements for the years ended December 31, 2018 and December 31, 2019 and for the six months ended June 30, 2019 and June 30, 2020, which are not fully disclosed on the financial statements recently prepared by the Company and audited by its independent public accounting firm in the case of the year end numbers and reviewed in the case of the six month numbers and reviewed by the auditors which financial statements  other than liabilities and obligations incurred in the ordinary course of its business.

3.14 No Material Adverse Effect.  Since the date of the Borrower's most recent annual audited financial statements and its respective most recent unaudited financial statements, there has been no condition (financial or otherwise), event or change in its business, liabilities, operations, results of operations, or assets which constitutes or has, or could reasonably be expected to constitute or have, a material adverse effect.

3.15 Collateral Documents.  The Collateral Documents, upon execution and delivery thereof by the parties thereto, will create in favour of the Holders, a legal, valid and enforceable lien in the Collateral and when financing statements in appropriate form have been duly filed in the offices where such filing is required to perfect such liens created under the Collateral Documents, will constitute a fully perfected lien on and in, all right, title and interest of the Borrower to the extent perfection can be obtained by filing under the Uniform Commercial Code or the Personal Property Security Act (Ontario) or similar financing statements, in each case prior and superior in right to any other Person, other than with respect to the Existing Security.

ARTICLE IV. SECURITY

4.1  Security Interest.  Borrower hereby pledges and grants to Holder an irrevocable and continuing security interest in all of its right, title, and interest in and to the Collateral (as such term is defined below), to secure the prompt payment and performance of all of Borrower's obligations arising from or relating to this Note. The security interest shall be junior and subordinate to all Existing Security. Borrower hereby authorizes the Holder to perfect its security interest in the Collateral including, without limitation, filing a UCC-1 Financing Statements and the filing of a security interest under the Personal Property Security Act (Ontario) and such other jurisdiction, if any, in which the Borrower's assets are situate, continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral.  The Borrower hereby acknowledges that: (a) value has been given; (b) the Borrower has rights in its Collateral (other than after-acquired property); and (c) Borrower has not agreed to postpone the time of attachment of the security interest granted hereunder.

4.2  Collateral.  "Collateral" shall mean all of Borrower's right, title and interest in and to all of the assets of Borrower, including without limitation, the following assets (whether now existing or hereafter arising or acquired, wherever located):

(a) All present and future income, accounts, accounts receivable, rights to payment and all forms of consideration and obligations owing to Borrower or in which the Borrower may have any interest, however created or arising and whether or not earned by performance;

(b) All deposit accounts, securities, securities entitlements, securities accounts, investment property and certificates of deposit now owned or hereafter acquired;

(c) All other real and personal property now owned or hereafter acquired, including, and all accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; and

(d) All other contract rights, intellectual property (including know-how, trade secrets, patents, copyrights, trade and service marks, licenses; issued, pending, or planned; and registered or at common law), and general intangibles now owned or hereafter acquired, including, without limitation, income tax refunds, credits, deposits, payments of insurance and rights to payment of any kind.

4.3 Priority of Security.  The Holder's interest in the collateral is subordinate to the Existing Security.

4.4 Supplemental Documents. The Borrower shall execute and deliver such further agreements supplemental hereto, which shall thereafter form part hereof, for the purpose of mortgaging, charging, pledging or securing in favour of the Holder any property now owned or hereafter acquired by the Borrower and falling within the description of the Collateral, for correcting or amplifying the description of any Collateral hereby charged or secured or intended so to be, for curing any defect in the execution or delivery of this Note, or for any other purpose not inconsistent with the terms of this Note.

4.5 Continuing Security.  Any and all payments made at any time in respect of the obligations under the Note and the proceeds realized from any securities held therefor (including moneys realized from the enforcement of this Note) may be applied (and reapplied from time to time notwithstanding any previous application) to such part or parts of the obligations under the Note.  The Borrower shall be accountable for any deficiency and the Holder shall be accountable for any surplus.

4.6 Additional Security. The Borrower shall deliver to the Holder any other security documentation, including any and all estoppels, acknowledgements, consents, subordinations, postponements or priority or inter-creditor agreements, as the Holder deems necessary, acting reasonably.

4.7 Negative Pledge.  The Borrower shall not be at liberty to and shall not, except in respect of the Existing Security, create or incur any security of any kind whatsoever upon the Collateral without granting to the Holder then outstanding additional security so that the Holder shall remain in the same position as if no further security had been created or incurred.

4.8 Obligation to Pay Not Impaired.  Nothing contained in this Section 4.8 or elsewhere in this Note is intended to or shall impair, as between the Borrower, its creditors other than the holders of the Existing Security, and the Holder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Holder the principal of, premium, if any, and interest on the Note, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holder and creditors of the Borrower other than the holder(s) of the Existing Security, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law or under the Note, subject to the rights, if any, of the holder(s) of Existing Security under this Section 4.8.

4.9 Payment on Debenture Permitted.  Nothing contained in this Section 4.9 or elsewhere in this Note, shall affect the obligation of the Borrower to make, or prevent the Borrower from making, any payment of principal of, premium, if any, or interest on the Note.

4.10 Registration.  The Borrower shall, from time to time, at the expense of the Borrower:

(a) record, file, enter or register or cause to be recorded, filed, entered or registered, this Note, all other agreements, instruments and documents, including financing statements, delivered from time to time to the Holder by the Borrower for the purpose of establishing, perfecting, preserving or protecting any liens granted to the Holder over the Collateral as security for the obligations of the Borrower with respect to the Note (the "Collateral Documents"), where necessary or advisable in perfecting the liens and the rights of the Holder hereunder for such action to be taken, and under the provisions of all applicable personal property security statutes;

(b) renew or cause to be renewed the recordings, filings or registrations made in respect of the Collateral Documents from time to time as and when required to maintain the perfection and priority of the liens granted pursuant to the Collateral Documents. The Borrower agrees that the Holder shall have the right to require the form of this Note be amended to reflect any changes in laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the Holder, the liens intended to be created hereby; and

(c) deliver or exhibit to the Holder, on demand, certificates or other forms of confirmation acceptable to the Holder establishing such registration or recording, and renew the same from time to time, if such renewal is necessary in counsel's opinion to preserve or protect the liens created pursuant to the Collateral Documents.

4.11 Defeasance.  Upon payment by the Borrower to the Holders of all amounts owing under the Note, including but not limited to principal and interest, and all other money secured by this Note and provided the security granted herein constituted shall not have become enforceable, then the Collateral shall revert and revest in the Borrower without any release, acquittance, reconveyance, re-entry or other act or formality whatsoever, but the Holder shall nevertheless, within thirty (30) days of being requested in writing by the Borrower, execute, acknowledge or deliver to the Borrower a full release and reconveyance of the Collateral or such parts thereof as shall not have been disposed under the powers herein contained and such further and other documents reasonably requested by the Borrower.

ARTICLE V. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article V (each, an "Event of Default") shall occur:

5.1 Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

5.2 Conversion and the Shares. The Borrower (i) fails to issue Conversion Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, (iii) reserve the Reserved Amount at all times, or (iv) the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) Trading Days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an Event of Default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

5.3 Breach of Agreements and Covenants. The Borrower breaches any material agreement, covenant or other material term or condition contained in this Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith.

5.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in  this Note,  or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

5.5 Termination of Merger Agreement. In the event that the Agreement and Plan of Merger dated July 14, 2020, as amended or as amended and restated from time to time (the "Merger Agreement"), between the Borrower, the Holder and S3D Nevada Inc., a Nevada corporation and wholly-owned subsidiary of the holder is terminated as a result of Sections 8.1(b)(i) and (iii), 8.1(c) or 8.1(f) of the Merger Agreement unless the Parent is in default of a provision of the Merger Agreement and then such breach shall be considered mutual and the due date on the Note shall remain September14, 2023.

5.6 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

5.7 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless as a result of a litigation  otherwise consented to by the Holder, which consent will not be unreasonably withheld. This Section shall not be applicable to any judgement currently outstanding against the Borrower.

5.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

5.9 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock one of the levels of the OTC Markets.

5.10 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

5.11 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

5.12 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

5.13 Illegality. Any court of competent jurisdiction issues an order declaring this Note, the Purchase Agreement or any provision hereunder or thereunder to be illegal.

5.14 Rights and Remedies Upon an Event of Default. Upon the occurrence and during the continuation of any Event of Default specified in this Article V, this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount (the "Default Amount") equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 115%. Holder may, in its sole discretion, determine to accept payment part in Common Stock and part in cash. For purposes of payments in Common Stock, the conversion formula set forth in Section 1.2 shall apply. Upon an uncured Event of Default, all amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE VI. MISCELLANEOUS

6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

RAINMAKER WORLWIDE INC.

271 Brock Street
Peterborough, Ontario
K9H 2P8

Attention: Michael O'Connor, Executive Chairman

Fax No: ___________________

Email: ____________________

If to the Holder:

       Sphere 3D Corp.

895 Don Mills Road

Building 2, Suite 900

Toronto, Ontario

M3C 1W3

Attention:  Peter Tassiopoulos, CEO

Fax No: (858) 495-4211

Email: Peter.Tassiopoulos@sphere3d.com

6.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Neither the Borrower nor the Holder shall assign this Note or any rights or obligations hereunder without the prior written consent of the other.

6.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

6.6 Governing Law; Venue; Attorney's Fees. This Note  shall  be governed  by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts or federal courts located in the state and county of New York situation in New York City.  The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby  irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney's fees and costs.

6.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

6.8 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any Change in Control or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 6.8.

6.9 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

6.10 Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

6.11 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is  paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder's election.

6.12 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the 14th day of September, 2020.

RAINMAKER WORLDWIDE INC.

By:	/s/ Michael O'Connor
Name: Michael O'Connor
Title: Executive Chairman

AGREED AND ACCEPTED

SPHERE 3D CORP.

By:	/s/ Peter Tassiopoulos
Title: Chief Executive Officer
Name: Peter Tassiopoulos

EXHIBIT A - EXISTING SECURITY

The Borrower has no liens registered against it pursuant to the Uniform Commercial Code and the Personal Property Security Act (Ontario); however, the Borrower does have the following unperfected contractual liens:

1. Stadshavens Ontwikkelings Fonds voor Innovatie en Economie C.V. (aka SOFIE)

2. Icos Cleantech Early Stage Fund II B.V. & Dutch Technology Funds 1 B.V

3. Mr. M.J.C. Verkleij

4. D. Bruce Macdonald

5. Larchwood Management Partners Inc.

6. Kawartha Entertainment Group

7. 2420548 Ontario Limited

8. Goen Inc.

9. South Solutions

10. Hartland Corp.

11. Swilion Business Development B.V.

12. Descio Holding B.V.

13. Craftworks

EXHIBIT B -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $___________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of Rainmaker Worldwide Inc., a Nevada corporation (the "Borrower"), according to the conditions of the Convertible Promissory Note of the Borrower dated as of September ______, 2020 (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of Conversion:
$
Applicable Conversion Price:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note: Amount of Principal Balance Due remaining Under the Note after this conversion:	________________

SPHERE 3D CORP.

By:
Name:
Title:
Date: